Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2014 (which includes an explanatory paragraph regarding CryoPort, Inc’s ability to continue as a going concern), relating to the consolidated financial statements of CryoPort, Inc., appearing in the Annual Report on Form 10-K of CryoPort, Inc. for the year ended March 31, 2014.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

July 15, 2014